For further information: Paula Waters, VP, Investor Relations 504/576-4380 pwater1@entergy.com
INVESTOR NEWS
Nov. 4, 2014
ENTERGY REPORTS THIRD QUARTER EARNINGS
Utility posts fifth straight quarter of industrial growth; nuclear fleet posts strong performance

NEW ORLEANS - Entergy Corporation (NYSE: ETR) today reported earnings per share of $1.27 on an as-reported basis and $1.68 on an operational basis for third quarter 2014 as shown in Table 1. More detail on quarterly results can be found beginning on page 2.

“We’re pleased to report that the Utility posted its fifth straight quarter-over-quarter of industrial sales growth - and the second straight quarter over 5 percent, exceeding our expectations for the year,” said Entergy Chairman and CEO Leo Denault. “Our nuclear plants also operated well - we posted a 90 percent capacity factor at EWC, for example - and had fewer unplanned outage days. And as it has been for some time, our strategy is sound and our path is clear. Entergy’s long-term value is intact.”

Table 1: Consolidated Earnings - Reconciliation of GAAP to Non-GAAP Measures
Third Quarter and Year-to-Date 2014 vs. 2013
(Per share in U.S. $)
	Third Quarter			Year-to-Date
	2014	2013	Change	2014	2013	Change
As-Reported Earnings	1.27	1.34	(0.07)	4.56	3.16	1.40
Less Special Items	(0.41)	(1.07)	0.66	(0.52)	(1.20)	0.68
Operational Earnings	1.68	2.41	(0.73)	5.08	4.36	0.72
Weather Impact	(0.11)	0.01	(0.12)	0.02	(0.11)	0.13

Operational Earnings Highlights for Third Quarter 2014

•	Utility results were down driven by a higher effective income tax rate, higher other O&M expense and a regulatory charge; these decreases were partially offset by higher net revenue.

•	EWC earnings declined due to increased depreciation expense and a higher effective income tax rate on operational earnings. These items were partially offset by lower other O&M expense.

•	Parent & Other results declined due primarily to higher income tax expense.

Other business highlights for the quarter included the following:

•	In a move designed to attract industry and jobs to the state, ELL and EGSL asked the LPSC for permission to become a single utility.

•	We also made progress on our rate case in Mississippi, and reached a constructive settlement with the MPUS - one which aligns customer, regulator and state objectives with our own.

•
For the seventh consecutive year, Site Selection magazine named Entergy one of the nation’s top 10 utilities in economic development, citing the more than 9,000 new jobs created and nearly $21 billion in corporate facility investment.

•	FitzPatrick completed its 21st refueling outage in 44 days, including a complete retube of the plant’s main condenser to improve the plant’s capacity factor.

A teleconference will be held at 10 a.m. CST on Tuesday, Nov. 4, 2014, to discuss Entergy’s third quarter 2014 earnings announcement and the company’s financial performance. The teleconference may be accessed by visiting Entergy’s website at www.entergy.com or by dialing (719) 325-2115, confirmation code 6761108, no more than 15 minutes prior to the start of the call. The presentation slides are also posted to Entergy’s website concurrent with this release, which was issued before market open on the day of the call. A replay of the teleconference will be available on Entergy’s website at www.entergy.com and by telephone. The telephone replay will be available through noon CST on Nov. 11, 2014, by dialing (719) 457-0820, confirmation code 6761108. This release and presentation slides are also available on the Entergy Investor Relations mobile web app at enter.gy/ir.

I.	Consolidated Results

Consolidated Earnings

Table 2 provides a comparative summary of consolidated earnings per share for third quarter 2014 versus 2013, including a reconciliation of GAAP as-reported earnings to non-GAAP operational earnings. A detailed discussion of the factors driving quarterly results at each business segment follows.

Table 2: Consolidated Earnings - Reconciliation of GAAP to Non-GAAP Measures Third Quarter and Year-to-Date 2014 vs. 2013 (see Appendix C for definitions of certain measures)
(Per share in U.S. $)
	Third Quarter			Year-to-Date
	2014	2013	Change	2014	2013	Change
As-Reported
Utility	1.72	1.95	(0.23)	4.00	3.74	0.26
EWC	(0.18)	(0.52)	0.34	1.30		1.30
Parent & Other	(0.27)	(0.09)	(0.18)	(0.74)	(0.58)	(0.16)
Consolidated As-Reported Earnings	1.27	1.34	(0.07)	4.56	3.16	1.40

Less Special Items
Utility		(0.09)	0.09	(0.03)	(0.21)	0.18
EWC	(0.41)	(0.98)	0.57	(0.49)	(0.99)	0.50
Parent & Other
Consolidated Special Items	(0.41)	(1.07)	0.66	(0.52)	(1.20)	0.68

Operational
Utility	1.72	2.04	(0.32)	4.03	3.95	0.08
EWC	0.23	0.46	(0.23)	1.79	0.99	0.80
Parent & Other	(0.27)	(0.09)	(0.18)	(0.74)	(0.58)	(0.16)
Consolidated Operational Earnings	1.68	2.41	(0.73)	5.08	4.36	0.72
Weather Impact	(0.11)	0.01	(0.12)	0.02	(0.11)	0.13

Detailed earnings variance analyses are included in Appendix A-1 and Appendix A-2 to this release. In addition, Appendix A-3 provides details of special items shown in Table 2 above.

Consolidated Operating Cash Flow

Entergy’s operating cash flow in third quarter 2014 was $1,363 million compared to $1,084 million in third quarter 2013. The primary driver of the quarter-over-quarter increase was the $310 million proceeds to reimburse Hurricane Isaac costs. Utility operating cash flow also increased due to favorable changes in net receivables/payables and deferred fuel. These increases were partially offset by higher pension contributions as well as EAI’s receipt of payment for damages from DOE litigation for spent nuclear fuel costs in third quarter 2013.

Table 3 provides the components of operating cash flow contributed by each business with current quarter and year-to-date comparisons.

Table 3: Consolidated Operating Cash Flow
Third Quarter and Year-to-Date 2014 vs. 2013
(U.S. $ in millions)
	Third Quarter			Year-to-Date
	2014	2013	Change	2014	2013	Change
Utility	1,239	921	318	2,243	1,302	941
EWC	207	220	(13)	856	535	321
Parent & Other	(83)	(57)	(26)	(208)	362	(570)
Total Operating Cash Flow	1,363	1,084	279	2,891	2,199	692

Totals may not foot due to rounding.

II.	Utility

In third quarter 2014, Utility earnings were $1.72 per share on an as-reported and an operational basis, compared to as-reported earnings per share of $1.95 and operational earnings per share of $2.04 in third quarter 2013. The quarter-over-quarter decrease in operational earnings per share was driven by several factors including a regulatory charge at EMI, higher other O&M and a higher effective income tax rate. These decreases were partially offset by higher net revenue.

In third quarter 2014, EMI recorded a regulatory charge related to a proposed settlement with the MPUS of EMI’s general rate case. The settlement, subject to approval by the MPSC, includes EMI’s agreement not to pursue recovery of EMI’s regulatory asset for new nuclear generation development costs. This charge reduced operational earnings per share by approximately $(0.23).

Other O&M was higher quarter-over-quarter. The increase was driven by nuclear generation spending and MISO RTO administration fees. Energy efficiency spending and storm reserve accruals were also higher than the comparable quarter a year ago. These expense increases were partially offset by lower compensation and benefits expenses.

Utility net revenue was higher than the same quarter last year with several contributing factors, both positive and negative. Weather-adjusted sales growth and price contributed to the increase. A portion of the price variance was offset in other line items outside of net revenue, including O&M. The effect of milder-than-normal weather in the current quarter partially offset the increase.

Billed retail sales increased 2.0 percent on a weather-adjusted basis. The increase was attributable largely to 5.3 percent growth in the industrial customer class. The industrial increase was due largely to expansions in the chemicals, refining and primary metals segments as well as growth from small industrial customers.

Retail electric sales in billed GWhs by customer class are summarized in Table 4. Third quarter 2014 sales reflected the following:

•	Residential sales, on a weather-adjusted basis, decreased (0.2) percent compared to third quarter 2013.

•	Weather-adjusted commercial and governmental sales increased 0.9 percent quarter over quarter.

•	Industrial sales in the third quarter increased 5.3 percent compared to the same quarter of 2013.

Table 4 also provides a comparative summary of Utility operational performance measures.

Table 4: Utility Operational Performance Measures
Third Quarter and Year-to-Date 2014 vs. 2013 (see Appendix C for definitions of certain measures)

	Third Quarter				Year-to-Date
	2014	2013	% Change	% Weather Adjusted	2014	2013	% Change	% Weather Adjusted
GWh billed
Residential	10,869	11,359	(4.3)%	(0.2)%	28,162	27,080	4.0%	0.5%
Commercial and governmental	8,940	9,041	(1.1)%	0.9%	23,673	23,312	1.5%	1.4%
Industrial	11,620	11,038	5.3%	5.3%	32,635	31,264	4.4%	4.4%
Total Retail Sales	31,429	31,438		2.0%	84,470	81,656	3.4%	2.2%
Wholesale	2,075	667	211.1%		6,357	1,887	236.9%
Total Sales	33,504	32,105	4.4%		90,827	83,543	8.7%
Non-fuel O&M per MWh (a)	$18.40	$18.15	1.4%		$18.91	$20.65	(8.5)%
Number of electric retail customers
Residential					2,411,773	2,397,877	0.6%
Commercial and governmental					361,750	359,232	0.7%
Industrial					50,770	48,709	4.2%
Total Retail Customers					2,824,293	2,805,818	0.7%

(a)
Third quarter and year-to-date 2013 excluded the special item associated with the proposed spin-merge of the transmission business. Third quarter and year-to-date 2013 and 2014 excluded the special item for HCM implementation expenses.

See webcast presentation appendix slides for information on select regulatory cases.

III.	EWC

EWC operational adjusted EBITDA was $165 million in third quarter 2014, flat from the same period a year ago, as shown in Table 5. Other O&M decreased quarter-over-quarter due primarily to lower compensation and benefits expenses. Offsetting the other O&M variance were several other individually insignificant items.

Table 5: EWC Operational Adjusted EBITDA - Reconciliation of GAAP to Non-GAAP Measures
Third Quarter and Year-to-Date 2014 vs. 2013 (see Appendix C for definitions of certain measures)
($ in millions)
	Third Quarter			Year-to-Date
	2014	2013	Change	2014	2013	Change
Net income	(33)	(93)	60	235	1	234
Add back: interest expense	4	4		12	11	1
Add back: income tax expense	2	(107)	109	141	(65)	206
Add back: depreciation and amortization	72	55	17	213	155	58
Subtract: interest and investment income	29	21	8	77	72	5
Add back: decommissioning expense	35	32	3	104	92	12
Adjusted EBITDA	51	(130)	181	627	122	505
Add back: special item for HCM implementation expenses (pre-tax)	1	3	(2)	3	5	(2)
Add back: special item resulting from the decision to close VY (pre-tax)	113	292	(179)	134	292	(158)
Operational adjusted EBITDA	165	165	0	764	419	345

Totals may not foot due to rounding.

Contribution to third quarter 2014 operational adjusted EBITDA from VY, scheduled to be closed later this year at the end of its current operating cycle, was essentially neutral.

EWC as-reported results were $(0.18) per share on an as-reported basis and $0.23 per share on an operational basis for third quarter 2014, compared to third quarter 2013 as-reported loss of $(0.52) per share and operational earnings of $0.46 per share. The decrease in operational earnings was driven by a higher effective income tax rate and higher depreciation expense. These items were partially offset by lower other O&M, as noted above.

Table 6 provides a comparative summary of EWC operational performance measures.

Table 6: EWC Operational Performance Measures
Third Quarter and Year-to-Date 2014 vs. 2013 (see Appendix C for definitions of certain measures)

	Third Quarter			Year-to-Date
	2014	2013	% Change	2014	2013	% Change
Owned capacity (MW) (b)	6,068	6,612	(8.2)%	6,068	6,612	(8.2)%
GWh billed	11,328	11,630	(2.6)%	32,874	33,189	(0.9)%
Net revenue ($ millions)	485	494	(1.8)%	1,704	1,370	24.4%
Average realized revenue per MWh	$53.11	$53.22	(0.2)%	$63.37	$52.95	19.7%
Non-fuel O&M per MWh (c)	$25.18	$25.28	(0.4)%	$25.21	$25.40	(0.7)%

EWC Nuclear Fleet
Capacity factor	90%	94%	(4.3)%	89%	86%	3.5%
GWh billed	9,950	10,274	(3.2)%	29,618	29,309	1.1%
Average realized revenue per MWh	$53.24	$53.16	0.2%	$62.93	$52.37	20.2%
Production cost per MWh (c)	$27.37	$25.32	8.1%	$26.54	$26.73	(0.7)%
Refueling outage days
FitzPatrick (d)	37			37
IP2				24
IP3					28
Palisades				56
Pilgrim					45
VY					27

(b)	Third quarter and year-to-date 2014 were lower due to the retirement of R.E. Ritchie Unit 2 (gas/oil) plant in November 2013 (544 MW).

(c)
Third quarter and year-to-date 2013 and 2014 excluded the effect of the special item for HCM implementation expenses. Third quarter and year-to-date 2014 also excluded special items in non-fuel O&M resulting from the decision to close VY.

(d)	FitzPatrick had seven refueling outage days in fourth quarter 2014.

Table 7 provides information on current forward capacity and generation contracts for EWC’s fleet. Positions that are no longer classified as hedges are netted in the percent of planned generation under contract. Table 7 also provides total energy and capacity revenue projections using market prices as of Sept. 30, 2014, except for the currently illiquid NYISO LHV capacity zone where internal projections are used. EWC uses a combination of forward physical and financial contracts including swaps, collars and put and/or call options to manage certain risks of that business including forward commodity price as well as operational and liquidity risks. Certain hedge volumes have price downside and upside relative to market price movements. The contracted minimum, current expected value and sensitivities are provided to show potential variations. The sensitivities may not reflect the total upside potential from higher market prices. Information contained in Table 7 represents projections at a point in time and will vary over time based on numerous factors, such as future market prices, contracting activities and generation.

Table 7: EWC Capacity and Generation
Fourth Quarter 2014 through 2019 (see Appendix C for definitions of certain measures)
(Based on market prices as of Sept. 30, 2014) (e)
	Balance of 2014	2015	2016	2017	2018	2019
EWC Nuclear Portfolio
Energy
Planned TWh of generation	10	35	36	35	35	36
Percent of planned generation under contract
Unit-contingent	29%	38%	23%	14%	14%	16%
Unit-contingent with availability guarantees	13%	15%	14%	15%	3%	3%
Firm LD	55%	40%	34%	0	0	0
Offsetting positions	(22)%	(9)%	0	0	0	0
Total	75%	84%	71%	29%	17%	19%
Average revenue per MWh on contracted volumes
Minimum	$43	$47	$47	$51	$56	$57
Expected based on current market prices	$50	$51	$52	$53	$56	$57
Sensitivity: -/+ $10 per MWh market price change	$48 - $53	$49 - $53	$48 - $55	$53 - $54	$56	$57

Capacity
Planned net MW in operation	5,011	4,406	4,406	4,406	4,406	4,406
Percent of capacity sold forward
Bundled capacity and energy contracts	15%	18%	18%	18%	18%	18%
Capacity contracts	42%	15%	15%	16%	7%	0
Total	57%	33%	33%	34%	25%	18%
Average revenue under contract per kW-month (applies to capacity contracts only)	$5.5	$3.2	$3.4	$5.6	$7.0	0

Total Nuclear Energy and Capacity Revenues
Expected sold and market total revenue per MWh	$57	$57	$54	$54	$56	$57
Sensitivity: -/+ $10 per MWh market price change	$52 - $63	$52 - $62	$47 - $60	$47 - $61	$48 - $64	$49 - $65

EWC Non-Nuclear Portfolio
Energy
Planned TWh of generation	1	5	6	6	6	6
Percent of planned generation under contract
Cost-based contracts	35%	38%	36%	34%	35%	32%
Firm LD	6%	7%	7%	7%	7%	6%
Total (f)	41%	45%	43%	41%	42%	38%

Capacity
Planned net MW in operation	1,052	1,052	1,052	977	977	977
Percent of capacity sold forward
Cost-based contracts	24%	24%	24%	26%	26%	26%
Bundled capacity and energy contracts	8%	8%	8%	8%	8%	8%
Capacity contracts	54%	53%	53%	57%	24%	0
Total	86%	85%	85%	91%	58%	34%

Total Non-Nuclear Net Revenue
Expected portfolio net revenue in $ millions	$19	$82	$89	$112	$138	$173

(e)
Assumes shutdown of VY in fourth quarter 2014 and uninterrupted normal operation at the remaining nuclear plants. NRC license renewal applications are in process for both Indian Point units; at midnight on 9/28/13, IP2 entered the period of extended operations under its current license and the current license for IP3 expires 12/12/15.

(f)	The percentage sold assumes completion of the necessary transmission upgrades required for the approved transmission rights.

IV.	Parent & Other

Parent & Other reported a loss of $(0.27) per share on an as-reported and operational basis for third quarter 2014 compared to a third quarter 2013 as-reported and operational loss of $(0.09) per share. The quarter-over-quarter decline was due primarily to higher income tax expense.

V.	2014 Earnings Guidance

Entergy affirmed its previously-issued 2014 operational earnings guidance to be in the range of $5.55 to $6.75 per share. Current indications point to full-year results below the midpoint of the guidance range. However, absent the third quarter charge associated with the Mississippi rate case settlement, full-year expectations would be around the midpoint.

Operational earnings guidance for 2014 should be considered in association with earnings sensitivities as shown in Table 8. These sensitivities illustrate the estimated change in operational earnings per share resulting from changes in various revenue and expense drivers. Traditionally, the most significant variables for earnings drivers are retail sales for the Utility and energy prices for EWC.

Estimated annual impacts shown in Table 8 are intended to be indicative rather than precise guidance.

Table 8: 2014 Earnings Sensitivities
(Per share in U.S. $) - Updated April 2014
Variable	2014 Revised Guidance Assumption	Description of Change	Estimated Annual Impact
Utility
Retail sales growth Residential Commercial/Governmental Industrial	Around 1.9% retail sales growth on a weather adjusted basis, 0.6% excluding industrial expansions	1% change in Residential MWh sold 1% change in Comm/Govt MWh sold 1% change in Industrial MWh sold	-/+ 0.05 -/+ 0.04 -/+ 0.02
Rate base	Growing rate base	$100 million change in rate base	-/+0.03
ROE	Authorized regulatory ROEs	100 basis point change in allowed ROE	-/+ 0.44
Non-fuel O&M	Lower due to HCM and compensation and benefits costs, partially offset by other increases	1% change in expense	+/- 0.08
EWC
Nuclear capacity factor	90% capacity factor	1% change in capacity factor	-/+ 0.06
EWC revenue (energy)	$54/MWh nuclear revenue; Non-nuclear net revenue	$10/MWh market price change	(0.46)/+ 0.51 (g)
EWC revenue (capacity)	$5.7/kW-month average capacity price on 45% unsold nuclear capacity (including VY)	$0.50/kW-month change in capacity price on nuclear capacity	-/+ 0.03 (g)
Total non-fuel O&M	Lower due to HCM, compensation and benefits costs and the sale of District Energy, partially offset by other increases	1% change in expense	+/- 0.04
Nuclear Outage (lost revenue only)	90% capacity factor, including refueling outages for three EWC nuclear units	1,000 MW plant for 10 days at average portfolio energy price of $47/MWh for contracted volumes and $39/MWh for unsold volumes in 2014 (assuming no resupply option exercise)	(0.03)/n/a
Consolidated
Interest expense	Higher debt outstanding balances	1% change in interest rate on $1 billion debt	+/- 0.03
Pension and other postretirement costs (expense portion only)	Discount rate of 5.14%	0.25% change	-/+ 0.07
Effective income tax rate	37% effective income tax rate	1% change in overall effective income tax rate	+/- 0.10

(g)	Reflects price sensitivity for the second through fourth quarters of 2014.

VI.	Appendices

Four appendices are presented in this section as follows:

•	Appendix A includes earnings per share variance analysis and detail on special items that relate to the current quarter and year-to-date results.

•	Appendix B provides financial metrics for both current and historical periods. In addition, historical financial and operating performance metrics are included for the trailing eight quarters.

•	Appendix C provides definitions of the operational performance measures, GAAP and non-GAAP financial measures and abbreviations or acronyms that are used in this release.

•	Appendix D provides a reconciliation of GAAP to non-GAAP financial measures used in this release.

A.	Variance Analysis and Special Items

Appendix A-1 and Appendix A-2 provide details of third quarter and year-to-date 2014 versus 2013 as-reported and operational earnings variance analysis for Utility, EWC, Parent & Other and Consolidated.

Appendix A-1: As-Reported and Operational Earnings Per Share Variance Analysis
Third Quarter 2014 vs. 2013
(Per share in U.S. $, sorted in consolidated operational column, most to least favorable)

	Utility			EWC			Parent & Other			Consolidated
	As-Reported	Opera- tional		As-Reported	Opera-tional		As- Reported	Opera-tional		As- Reported	Opera-tional
2013 earnings	1.95	2.04		(0.52)	0.46		(0.09)	(0.09)		1.34	2.41
Other income (deductions) - other	0.11	0.11	(h)	0.03	0.03		(0.04)	(0.04)		0.10	0.10
Net revenue	0.06	0.06	(i)	(0.03)	(0.03)		(0.02)	(0.02)		0.01	0.01
Taxes other than income taxes	(0.02)	(0.02)		0.01	0.01					(0.01)	(0.01)
Share effect	(0.02)	(0.02)								(0.02)	(0.02)
Interest expense and other charges	(0.02)	(0.02)								(0.02)	(0.02)
Nuclear refueling outage expense				(0.03)	(0.03)					(0.03)	(0.03)
Decommissioning expense	(0.01)	(0.01)		(0.02)	(0.02)					(0.03)	(0.03)
Depreciation/ amortization expense	0.03	0.03		(0.06)	(0.06)	(j)				(0.03)	(0.03)
Other O&M	(0.03)	(0.12)	(k)	0.03	0.06	(l)	0.02	0.02		0.02	(0.04)
Asset write-off and impairments	(0.23)	(0.23)	(m)	0.60		(n)				0.37	(0.23)
Income taxes - other	(0.10)	(0.10)	(o)	(0.19)	(0.19)	(p)	(0.14)	(0.14)	(q)	(0.43)	(0.43)
2014 earnings	1.72	1.72		(0.18)	0.23		(0.27)	(0.27)		1.27	1.68

Appendix A-2: As-Reported and Operational Earnings Per Share Variance Analysis
Year-to-Date Third Quarter 2014 vs. 2013
(Per share in U.S. $, sorted in consolidated operational column, most to least favorable)

	Utility			EWC			Parent & Other			Consolidated
	As-Reported	Opera- tional		As-Reported	Opera-tional		As- Reported	Opera-tional		As- Reported	Opera-tional
2013 earnings	3.74	3.95			0.99		(0.58)	(0.58)		3.16	4.36
Net revenue	0.62	0.62	(i)	1.15	1.15	(r)	(0.04)	(0.04)		1.73	1.73
Other O&M	0.19	0.01	(k)		0.08	(l)	0.03	0.03		0.22	0.12
Other income (deductions) - other	0.07	0.07	(h)	0.01	0.01		(0.04)	(0.04)		0.04	0.04
Preferred dividend requirements				(0.01)	(0.01)		0.01	0.01
Nuclear refueling outage expense	0.01	0.01		(0.03)	(0.03)					(0.02)	(0.02)
Share effect	(0.03)	(0.03)		(0.01)	(0.01)					(0.04)	(0.04)
Taxes other than income taxes	(0.04)	(0.04)		(0.01)						(0.05)	(0.04)
Interest expense and other charges	(0.06)	(0.06)	(s)				(0.01)	(0.01)		(0.07)	(0.07)
Decommissioning expense	(0.04)	(0.04)		(0.04)	(0.04)					(0.08)	(0.08)
Asset write-off and impairments	(0.23)	(0.23)	(m)	0.59		(n)				0.36	(0.23)
Depreciation/ amortization expense	(0.04)	(0.04)		(0.20)	(0.20)	(j)				(0.24)	(0.24)
Income taxes - other	(0.19)	(0.19)	(o)	(0.15)	(0.15)	(p)	(0.11)	(0.11)	(q)	(0.45)	(0.45)
2014 earnings	4.00	4.03		1.30	1.79		(0.74)	(0.74)		4.56	5.08

(h)
The current quarter and year-to-date increases were due partly to $6.5 million higher affiliate dividend income resulting from Hurricane Isaac Act 55 financing (offset at Parent & Other) recorded in the current quarter. Earnings on decommissioning trust fund investments (offset in net revenue) also contributed to the increases.

(i)
The current quarter and year-to-date increases reflected pricing adjustments from rate actions. A portion of the price difference was for recovery of costs outside of net revenue. Sales growth on a weather-adjusted basis also contributed to the increases. For the quarter, the impact of weather partially offset the increases while weather had a favorable effect on a year-to-date basis. A portion of the year-to-date variance was attributable to higher regulatory credits recorded for the difference between asset retirement obligation-related expenses and decommissioning trust earnings plus asset retirement obligation-related costs collected in revenue. Also contributing to the higher regulatory credits was an adjustment to realign the asset retirement regulatory asset with regulatory treatment.

Utility Net Revenue Variance Analysis 2014 vs. 2013 ($ EPS)
	Third Quarter	Year-to-Date
Weather	(0.12)	0.13
Sales growth/pricing	0.17	0.35
Other	0.01	0.14
Total	0.06	0.62

(j)	The quarter-over-quarter and year-to-date decreases were due to the effects of a new depreciation study as well as additions to plant in service.

(k)
The decrease in the current quarter was attributable to several factors including an increase in nuclear generation spending as well as higher energy efficiency spending and storm accruals (offset by net revenue increases). New MISO RTO administration fees (partially offset in net revenue) also contributed. The decreases were partially offset by lower compensation and benefits costs due primarily to fewer employees and lower post-retirement benefit costs. The as-reported year-to-date increase reflected 2013 expenses in connection with the planned spin-merge of the transmission business in 2013 and reduced spending related to HCM implementation.

(l)
The current quarter and year-to-date increases reflected lower compensation and benefits expense due to fewer employees and lower post-retirement benefit costs and the deferral of costs for future amortization associated with nuclear refueling outages. The sale of Entergy Solutions District Energy in November 2013 also contributed to the increases.

(m)	The decreases in the current quarter and year-to-date resulted from a charge associated with the Mississippi rate case settlement ($61 million pre-tax, $40 million after-tax).

(n)
The as-reported increase in the current quarter and year-to-date periods were driven largely by the net effect of two charges. The charge in third quarter of the prior year was larger than the charge in the current year. In third quarter 2013, as a result of the decision to shut down VY at the end of its current operating cycle, the company recorded a non-cash impairment of the carrying values of VY and related assets to their fair value, in accordance with GAAP, and other related charges. In third quarter 2014, the company recorded additional impairment charges. The third quarter 2014 impairment was the result of an updated decommissioning cost study completed during the quarter.

(o)
The decreases in the current quarter and year-to-date periods were due primarily to the net effect of two items. Favorable interest settlements on the filing of state income tax adjustments totaling approximately $27 million were recorded in third quarter 2013; this decrease was partially offset by a state income tax benefit of approximately $10 million resulting from Act 55 storm securitization in third quarter 2014. The year-to-date decrease also reflected a state tax benefit in second quarter 2013.

(p)
The current quarter and year-to-date decreases reflected the third quarter 2013 resolution of a tax basis issue which resulted in the reversal of an income tax reserve for approximately $22 million. The year-to-date decrease also included a state income tax benefit of approximately $17 million recorded in second quarter 2013. The year-to-date decrease was partially offset by a change in New York law which resulted in a reduction of deferred income taxes of approximately $22 million in first quarter 2014.

(q)	The decrease in the current quarter and year-to-date periods were due primarily to a third quarter 2013 reversal of a state valuation allowance of approximately $28 million.

(r)
The year-to-date increase was attributable largely to higher realized price for EWC’s nuclear fleet reflecting significantly higher energy prices in first quarter 2014 as well as the effect of mark-to-market activity. A higher nuclear capacity factor due to fewer unplanned outage days also contributed.

(s)	The decrease year-to-date was due primarily to higher interest expense related to net debt issuances and the lease renewal in December 2013 of the Grand Gulf sale leaseback.

Appendix A-3 lists special items by business with quarter-to-quarter and year-to-date comparisons. Amounts are shown on both an earnings per share basis and a net income basis. Special items are those events that are not routine. Special items are included in as-reported earnings per share consistent with GAAP, but are excluded from operational earnings per share. As a result, operational earnings per share is considered a non-GAAP measure.

Appendix A-3: Special Items (shown as positive/(negative) impact on earnings)
Third Quarter and Year-to-Date 2014 vs. 2013
(Per share in U.S. $)
	Third Quarter			Year-to-Date
	2014	2013	Change	2014	2013	Change
Utility
Transmission business spin-merge expenses		(0.06)	0.06		(0.16)	0.16
HCM implementation expenses		(0.03)	0.03	(0.03)	(0.05)	0.02
Total Utility		(0.09)	0.09	(0.03)	(0.21)	0.18

EWC
Decision to close VY	(0.41)	(0.97)	0.56	(0.48)	(0.97)	0.49
HCM implementation expenses		(0.01)	0.01	(0.01)	(0.02)	0.01
Total EWC	(0.41)	(0.98)	0.57	(0.49)	(0.99)	0.50

Parent & Other

Total Special Items	(0.41)	(1.07)	0.66	(0.52)	(1.20)	0.68

(U.S. $ in millions)
	Third Quarter			Year-to-Date
	2014	2013	Change	2014	2013	Change
Utility
Transmission business spin-merge expenses		(10.1)	10.1		(28.6)	28.6
HCM implementation expenses	(0.3)	(5.2)	4.9	(6.1)	(7.9)	1.8
Total Utility	(0.3)	(15.3)	15.0	(6.1)	(36.5)	30.4

EWC
Decision to close VY	(73.7)	(173.1)	99.4	(86.4)	(173.1)	86.7
HCM implementation expenses	(0.3)	(2.1)	1.8	(1.7)	(3.2)	1.5
Total EWC	(74.0)	(175.2)	101.2	(88.1)	(176.3)	88.2

Parent & Other

Total Special Items	(74.3)	(190.5)	116.2	(94.2)	(212.8)	118.6

B.	Financial and Historical Performance Measures

Appendix B-1 provides comparative financial performance measures for the current quarter. Appendix B-2 provides historical financial and operating performance measures for the trailing eight quarters. Financial performance measures in both tables include those calculated and presented in accordance with GAAP, as well as those that are considered non-GAAP measures.

As-reported measures are computed in accordance with GAAP as they include all components of net income, including special items. Operational measures are non-GAAP measures as they are calculated using operational net income, which excludes the impact of special items. A reconciliation of operational measures to as-reported measures is provided in Appendix D.

Appendix B-1: GAAP and Non-GAAP Financial Performance Measures
Third Quarter 2014 vs. 2013 (see Appendix C for definitions of certain measures)

For 12 months ending September 30	2014	2013	Change
GAAP Measures
ROIC - as-reported	5.8%	5.5%	0.3%
ROE - as-reported	9.9%	9.3%	0.6%
Book value per share	$56.49	$52.77	$3.72
End of period shares outstanding (millions)	179.6	178.3	1.3

Non-GAAP Measures
ROIC - operational	6.3%	6.4%	(0.1%)
ROE - operational	11.2%	11.7%	(0.5%)

As of September 30 ($ in millions)	2014	2013	Change
GAAP Measures
Cash and cash equivalents	1,069	365	704
Revolver capacity	3,975	4,129	(154)
Commercial paper outstanding	776	1,015	(239)
Total debt	13,673	13,623	50
Securitization debt	814	910	(96)
Debt to capital ratio	56.7%	58.4%	(1.7%)
Off-balance sheet liabilities:
Debt of joint ventures - Entergy’s share	83	87	(4)
Leases - Entergy’s share	456	505	(49)
Total off-balance sheet liabilities	539	592	(53)

Non-GAAP Measures
Debt to capital ratio, excluding securitization debt	55.2%	56.7%	(1.5%)
Gross liquidity	5,044	4,494	550
Net debt to net capital ratio, excluding securitization debt	53.0%	56.0%	(3.0%)
Net debt to net capital ratio including off-balance sheet liabilities, excluding securitization debt	54.1%	57.2%	(3.1%)
Parent debt to total debt ratio, excluding securitization debt	19.6%	21.0%	(1.4%)
Debt to operational adjusted EBITDA, excluding securitization debt	3.6	4.1	(0.5)
Operational FFO to debt ratio, excluding securitization debt	29.4%	25.9%	3.5%

Appendix B-2: Historical Performance Measures (see Appendix C for definitions of certain measures)
	4Q12	1Q13	2Q13	3Q13	4Q13	1Q14	2Q14	3Q14	14YTD	13YTD
Financial
EPS - as-reported ($)	1.66	0.90	0.92	1.34	0.82	2.24	1.05	1.27	4.56	3.16
Less - special items ($)	(0.06)	(0.04)	(0.09)	(1.07)	(0.18)	(0.05)	(0.06)	(0.41)	(0.52)	(1.20)
EPS - operational ($)	1.72	0.94	1.01	2.41	1.00	2.29	1.11	1.68	5.08	4.36
Trailing twelve months
ROIC - as-reported (%)	5.5	6.9	5.9	5.5	4.7	5.7	5.8	5.8
ROIC - operational (%)	6.6	7.0	6.1	6.4	5.8	6.8	6.8	6.3
ROE - as-reported (%)	9.3	12.8	10.5	9.3	7.6	9.9	10.1	9.9
ROE - operational (%)	12.2	13.2	10.9	11.7	10.2	12.5	12.6	11.2
Debt to capital ratio (%)	58.7	58.7	59.0	58.4	57.9	57.5	56.9	56.7
Debt to capital ratio, excluding securitization debt (%)	56.9	56.9	57.3	56.7	56.3	55.9	55.4	55.2
Net debt to net capital ratio, excluding securitization debt (%)	55.8	56.3	56.7	56.0	54.8	54.1	54.1	53.0
Parent debt to total debt ratio, excluding securitization debt (%)	23.7	23.6	20.6	21.0	21.9	20.6	20.2	19.6
Debt to operational adjusted EBITDA, excluding securitization debt	4.1	4.0	4.1	4.1	4.1	3.7	3.5	3.6
Operational FFO to debt ratio, excluding securitization debt (%)	23.8	24.3	23.3	25.9	26.8	26.9	28.9	29.4
Utility
GWh billed
Residential	7,360	8,344	7,377	11,359	8,089	10,027	7,266	10,869	28,162	27,080
Commercial & Governmental	7,313	7,005	7,267	9,041	7,647	7,384	7,349	8,940	23,673	23,312
Industrial	10,067	9,868	10,357	11,038	10,389	10,113	10,902	11,620	32,635	31,264
Wholesale	798	630	590	667	1,133	2,234	2,048	2,075	6,357	1,887
Non-fuel O&M per MWh (t)	$22.19	$21.02	$23.44	$18.15	$21.99	$17.53	$21.00	$18.40	$18.91	$20.65
EWC
Owned Capacity in MW (u)	6,612	6,612	6,612	6,612	6,068	6,068	6,068	6,068	6,068	6,612
GWh billed	11,221	10,387	11,172	11,630	11,938	10,014	11,533	11,328	32,874	33,189
Net revenue ($ millions)	463	493	383	494	432	748	471	485	1,704	1,370
Operational adjusted EBITDA ($ millions)	161	194	61	165	133	455	145	165	764	419
Avg realized revenue per MWh	$50.56	$58.66	$47.36	$53.22	$45.05	$90.68	$49.75	$53.11	$63.37	$52.95
Non-fuel O&M per MWh (t)	$23.52	$25.22	$25.69	$25.28	$25.10	$25.50	$24.99	$25.18	$25.21	$25.40
EWC Nuclear Operational Measures
Capacity factor (%)	90	83	82	94	97	82	95	90	89	86
GWh billed	10,298	9,246	9,789	10,274	10,858	9,079	10,588	9,950	29,618	29,309
Avg realized revenue per MWh	$49.88	$57.82	$46.40	$53.16	$44.15	$88.86	$49.79	$53.24	$62.93	$52.37
Production cost per MWh (t)	$26.18	$25.94	$29.16	$25.32	$25.37	$26.72	$25.88	$27.37	$26.54	$26.73

(t)
Excludes effect of special items: the proposed spin-merge of the transmission business at Utility (2012 and 2013 quarterly periods and 2013 year-to-date) and HCM implementation expenses at Utility and EWC (2013 second, third and fourth quarters and year-to-date; 2014 first, second and third quarters and year-to-date) and special items in non-fuel O&M resulting from the decision to close VY (2013 third and fourth quarters and year-to-date; 2014 first, second and third quarters and year-to-date).

(u)	Fourth quarter 2013 and first, second and third quarters and year-to-date 2014 were reduced due to the retirement of R.E. Ritchie Unit 2 (gas/oil) plant in November 2013 (544 MW).

C.	Definitions

Appendix C provides definitions of certain operational performance measures, as well as GAAP and non-GAAP financial measures, all of which are referenced in this release. Non-GAAP measures are included in this release to provide metrics that remove the effect of financial events that are not routine, from commonly used financial metrics.

Appendix C: Definitions of Operational Performance Measures, GAAP and Non-GAAP Financial Measures and Abbreviations or Acronyms
Utility Operational Performance Measures
GWh billed	Total number of GWh billed to all retail and wholesale customers
Non-fuel O&M per MWh	Operation and maintenance expenses per MWh of billed sales, excluding fuel, fuel-related expenses and gas purchased for resale, purchased power and special items
Number of retail customers	Number of customers at end of period
EWC Operational Performance Measures
Net revenue	Operating revenue less fuel, fuel related expenses and purchased power
Owned capacity (MW)
Installed capacity owned and operated by EWC, including investments in wind generation accounted for under the equity method of accounting; in November 2013, R.E. Ritchie Unit 2 (gas/oil) plant was retired (544 MW)

GWh billed	Total number of GWh billed to customers, excluding investments in wind generation accounted for under the equity method of accounting and financially-settled instruments
Average realized revenue per MWh	As-reported revenue per MWh billed, excluding revenue from the amortization of the Palisades below-market PPA and/or investments in wind generation accounted for under the equity method of accounting
Non-fuel O&M per MWh
Operation and maintenance expenses per MWh billed, excluding fuel, fuel-related expenses and gas purchased for resale, purchased power, special items and investments in wind generation accounted for under the equity method of accounting

Capacity factor	Normalized percentage of the period that the nuclear plants generate power
Production cost per MWh	Fuel and non-fuel O&M expenses according to accounting standards that directly relate to the production of electricity per MWh (based on net generation), excluding special items
Refueling outage days	Number of days lost for scheduled refueling outage during the period
Planned TWh of generation
Amount of output expected to be generated by EWC resources considering plant operating characteristics, outage schedules and expected market conditions which impact dispatch, assuming shutdown of VY in fourth quarter 2014, uninterrupted normal operation at the remaining nuclear plants and timely renewal of plant operating licenses; non-nuclear also includes purchases from affiliated and non-affiliated counterparties under long-term contracts and excludes energy and capacity from EWC’s wind investment accounted for under the equity method of accounting

Percent of planned generation under contract
Percent of planned generation output sold or purchased forward under contracts, forward physical contracts, forward financial contracts or options that mitigate price uncertainty that may or may not require regulatory approval or approval of transmission rights, or other conditions precedent; positions that are no longer classified as hedges are netted in the planned generation under contract

Unit-contingent	Transaction under which power is supplied from a specific generation asset; if the asset is not operating, seller is generally not liable to buyer for any damages
Unit-contingent with availability guarantees
Transaction under which power is supplied from a specific generation asset; if the asset is not operating, seller is generally not liable to buyer for any damages, unless the actual availability over a specified period of time is below an availability threshold specified in the contract

Firm LD
Transaction that requires receipt or delivery of energy at a specified delivery point (usually at a market hub not associated with a specific asset) or settles financially on notional quantities; if a party fails to deliver or receive energy, defaulting party must compensate the other party as specified in the contract; a portion of which may be capped through the use of risk management products

Offsetting positions	Transactions for the purchase of energy, generally to offset a Firm LD transaction
Cost-based contracts
Contracts priced in accordance with cost-based rates, a ratemaking concept used for the design and development of rate schedules to ensure that the filed rate schedules recover only the cost of providing the service; these contracts are on owned EWC resources located within Entergy’s utility service territory and were executed prior to EWC receiving market-based authority under MISO

Planned net MW in operation
Amount of installed capacity to generate power and/or sell capacity; non-nuclear also includes purchases from affiliated and non-affiliated counterparties under long-term contracts and excludes energy and capacity from EWC’s wind investment accounted for under the equity method of accounting

Percent of capacity sold forward	Percent of planned qualified capacity sold to mitigate price uncertainty under physical or financial transactions
Bundled capacity and energy contracts	A contract for the sale of installed capacity and related energy, priced per MWh sold
Capacity contracts	A contract for the sale of the installed capacity product in regional markets managed by ISO-NE, the NYISO and MISO

Appendix C: Definitions of Operational Performance Measures, GAAP and Non-GAAP Financial Measures and Abbreviations or Acronyms (continued)
EWC Operational Performance Measures (continued)
Average revenue per MWh on contracted volumes
Revenue on a per unit basis at which generation output reflected in contracts is expected to be sold to third parties (including offsetting positions) at the minimum contract prices and at forward market prices at a point in time, given existing contract or option exercise prices based on expected dispatch or capacity, excluding the revenue associated with the amortization of the below-market PPA for Palisades; revenue will fluctuate due to factors including market price changes affecting revenue received on puts, collars and call options, positive or negative basis differentials, option premiums and market prices at the time of option expiration, costs to convert firm LD to unit-contingent and other risk management costs; also, excludes payments owed under the value sharing agreements, if any

Average revenue under contract per kW per month (applies to capacity contracts only)	Revenue on a per unit basis at which capacity is expected to be sold to third parties, given existing contract prices and/or auction awards
Expected sold and market total revenue per MWh
Total energy and capacity revenue on a per unit basis at which total planned generation output and capacity is expected to be sold given contract terms and market prices at a point in time, including estimates for market price changes affecting revenue received on puts, collars and call options, positive or negative basis differentials, option premiums and market prices at time of option expiration, costs to convert Firm LD to unit-contingent and other risk management costs, divided by total planned MWh of generation, excluding the revenue associated with the amortization of the Palisades below-market PPA; also excludes payments owed under value sharing agreements, if any

Financial Measures - GAAP
ROIC - as-reported
12-months rolling net income attributable to Entergy Corporation or Subsidiary (Net Income) adjusted to include preferred dividends and tax-effected interest expense divided by average invested capital

ROE - as-reported	12-months rolling Net Income divided by average common equity
Book value per share	End of period common equity divided by end of period shares outstanding
Revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers
Total debt	Sum of short-term and long-term debt, notes payable and commercial paper and capital leases on the balance sheet
Debt of joint ventures - Entergy’s share	Entergy’s share of debt issued by business joint ventures at EWC
Leases - Entergy’s share	Operating leases held by subsidiaries capitalized at implicit interest rate
Debt to capital ratio	Total debt divided by total capitalization
Securitization debt
Debt associated with securitization bonds issued to recover storm costs from hurricanes Rita, Ike and Gustav at ETI; the 2009 ice storm at EAI and investment recovery of costs associated with the cancelled Little Gypsy repowering project at ELL

Financial Measures - Non-GAAP
Operational earnings	As-reported Net Income adjusted to exclude the impact of special items
Adjusted EBITDA
Earnings before interest, income taxes, depreciation and amortization, and interest and investment income excluding decommissioning expense, and other than temporary impairment losses on decommissioning trust fund assets; for Entergy consolidated, also excludes AFUDC-equity funds and subtracts securitization proceeds.

Operational adjusted EBITDA	Adjusted EBITDA excluding effects of special items
ROIC - operational	12-months rolling operational Net Income adjusted to include preferred dividends and tax-effected interest expense divided by average invested capital
ROE - operational	12-months rolling operational Net Income divided by average common equity
Gross liquidity	Sum of cash and revolver capacity
Debt to capital ratio, excluding securitization debt	Total debt divided by total capitalization, excluding securitization debt
Net debt to net capital ratio, excluding securitization debt	Total debt less cash and cash equivalents divided by total capitalization less cash and cash equivalents, excluding securitization debt
Net debt to net capital ratio, including off-balance sheet liabilities, excluding securitization debt
Sum of total debt and off-balance sheet debt less cash and cash equivalents divided by sum of total capitalization and off-balance sheet debt less cash and cash equivalents, excluding securitization debt

Debt to EBITDA	End of period total debt excluding securitization debt divided by 12-months rolling operational adjusted EBITDA
FFO
Net cash flow provided by operations less AFUDC-borrowed funds, working capital items in operating cash flow (receivables, fuel inventory, accounts payable, prepaid taxes and taxes accrued, interest accrued and other working capital accounts) and securitization regulatory charge

Operational FFO	FFO excluding effects of special items
FFO to debt	12-months rolling operational FFO as a percentage of end of period total debt excluding securitization debt
Parent debt to total debt	End of period Entergy Corporation debt, including amounts drawn on credit revolver and commercial paper facilities, as a percent of total debt excluding securitization debt

Appendix C: Definitions of Operational Performance Measures, GAAP and Non-GAAP Financial Measures and Abbreviations or Acronyms (continued)
Abbreviations or Acronyms
AFUDC-borrowed funds	Allowance for borrowed funds used during construction
AFUDC-equity funds	Allowance for equity funds used during construction
APSC	Arkansas Public Service Commission
DOE	U.S. Department of Energy
EAI	Entergy Arkansas, Inc.
EGSL	Entergy Gulf States Louisiana, L.L.C.
ELL	Entergy Louisiana, LLC
EMI	Entergy Mississippi, Inc.
ENOI	Entergy New Orleans, Inc.
ETI	Entergy Texas, Inc.
EWC	Entergy Wholesale Commodities
Firm LD	Firm liquidated damages
FitzPatrick	James A. FitzPatrick Nuclear Power Plant
FFO	Funds from operations
GAAP	Generally accepted accounting principles
HCM	Human Capital Management program
IP2	Indian Point Energy Center Unit 2 (nuclear)
IP3	Indian Point Energy Center Unit 3 (nuclear)
ISO	Independent system operator
ISO-NE	ISO New England
LHV	Lower Hudson Valley
LPSC	Louisiana Public Service Commission
MISO	Midcontinent Independent System Operator, Inc.
MPSC	Mississippi Public Service Commission
MPUS	Mississippi Public Utilities Staff
Non-fuel O&M	Operation and maintenance expenses excluding fuel, fuel related expenses, and gas purchased for resale and purchased power
NRC	Nuclear Regulatory Commission
NYISO	New York Independent System Operator, Inc.
NYSE	New York Stock Exchange
Palisades	Palisades Power Plant (nuclear)
PPA	Power purchase agreement
PUCT	Public Utility Commission of Texas
ROE	Return on equity
ROIC	Return on invested capital
RTO	Regional transmission organization
VY	Vermont Yankee Nuclear Power Station (nuclear)

D.	GAAP to Non-GAAP Reconciliations

Appendix D-1, Appendix D-2 and Appendix D-3 provide reconciliations of various non-GAAP financial measures disclosed in this release to their most comparable GAAP measure.

Appendix D-1: Reconciliation of GAAP to Non-GAAP Financial Measures - ROE, ROIC Metrics
($ in millions)
	4Q12	1Q13	2Q13	3Q13	4Q13	1Q14	2Q14	3Q14
As-reported net income attributable to Entergy Corporation, rolling 12 months (A)	847	1,160	958	861	712	952	977	968
Preferred dividends	22	22	21	20	19	18	19	19
Tax effected interest expense	350	356	363	365	371	376	381	383
As-reported net income attributable to Entergy Corporation, rolling 12 months including preferred dividends and tax effected interest expense (B)	1,219	1,538	1,342	1,246	1,102	1,346	1,377	1,370

Special items in prior quarters	(251)	(31)	(28)	(33)	(212)	(239)	(232)	(52)

Special items in current quarter
Decision to close VY	0	0	0	(173)	(32)	(6)	(7)	(74)
Transmission business spin-merge expenses	(11)	(6)	(12)	(10)	25	0	0	0
HCM implementation expenses	0	0	(4)	(7)	(26)	(3)	(4)	(1)
Total special items (C)	(262)	(37)	(44)	(224)	(245)	(248)	(243)	(127)

Operational earnings, rolling 12 months including preferred dividends and tax effected interest expense (B-C)	1,481	1,575	1,386	1,470	1,347	1,594	1,620	1,497

Operational earnings, rolling 12 months (A-C)	1,109	1,197	1,002	1,085	957	1,200	1,220	1,095

Average invested capital (D)	22,290	22,389	22,573	22,857	23,283	23,539	23,680	23,720

Average common equity (E)	9,079	9,064	9,152	9,299	9,415	9,581	9,668	9,779

ROIC - as-reported % (B/D)	5.5	6.9	5.9	5.5	4.7	5.7	5.8	5.8

ROIC - operational % ((B-C)/D)	6.6	7.0	6.1	6.4	5.8	6.8	6.8	6.3

ROE - as-reported % (A/E)	9.3	12.8	10.5	9.3	7.6	9.9	10.1	9.9

ROE - operational % ((A-C)/E)	12.2	13.2	10.9	11.7	10.2	12.5	12.6	11.2

Appendix D-2: Reconciliation of GAAP to Non-GAAP Financial Measures - Credit and Liquidity Metrics
($ in millions)
	4Q12	1Q13	2Q13	3Q13	4Q13	1Q14	2Q14	3Q14
Total debt (A)	13,473	13,471	13,747	13,623	13,678	13,860	13,692	13,673
Less securitization debt (B)	973	952	927	910	883	861	832	814
Total debt, excluding securitization debt (C)	12,500	12,519	12,820	12,713	12,795	12,999	12,860	12,859
Less cash and cash equivalents (D)	533	263	311	365	739	908	650	1,069
Net debt, excluding securitization debt (E)	11,967	12,256	12,509	12,348	12,056	12,091	12,210	11,790

Total capitalization (F)	22,951	22,965	23,302	23,312	23,615	24,113	24,059	24,127
Less securitization debt (B)	973	952	927	910	883	861	832	814
Total capitalization, excluding securitization debt (G)	21,978	22,013	22,375	22,402	22,732	23,252	23,227	23,313
Less cash and cash equivalents (D)	533	263	311	365	739	908	650	1,069
Net capital, excluding securitization debt (H)	21,445	21,750	22,064	22,037	21,993	22,344	22,577	22,244

Debt to capital ratio % (A/F)	58.7	58.7	59.0	58.4	57.9	57.5	56.9	56.7

Debt to capital ratio, excluding securitization debt % (C/G)	56.9	56.9	57.3	56.7	56.3	55.9	55.4	55.2

Net debt to net capital ratio, excluding securitization debt % (E/H)	55.8	56.3	56.7	56.0	54.8	54.1	54.1	53.0

Off-balance sheet liabilities (I)	595	595	594	592	542	542	541	539

Net debt to net capital ratio including off-balance sheet liabilities, excluding securitization debt % ((E+I)/(H+I))	57.0	57.5	57.8	57.2	55.9	55.2	55.2	54.1

Revolver capacity (J)	3,462	3,542	3,819	4,129	3,977	4,077	4,003	3,975

Gross liquidity (D+J)	3,995	3,805	4,130	4,494	4,716	4,985	4,653	5,044

Entergy Corporation notes:
Due September 2015	550	550	550	550	550	550	550	550
Due January 2017	500	500	500	500	500	500	500	500
Due September 2020	450	450	450	450	450	450	450	450
Total parent long-term debt (K)	1,500	1,500	1,500	1,500	1,500	1,500	1,500	1,500
Revolver draw (L)	795	570	190	150	255	115	195	245
Commercial paper (M)	665	883	947	1,015	1,045	1,059	909	776

Total parent debt (K)+(L)+(M)	2,960	2,953	2,637	2,665	2,800	2,674	2,604	2,521

Parent debt to total debt ratio, excluding securitization debt % ((K)+(L)+(M))/(C)	23.7	23.6	20.6	21.0	21.9	20.6	20.2	19.6

Appendix D-2: Reconciliation of GAAP to Non-GAAP Financial Measures - Credit and Liquidity Metrics (continued)
($ in millions)
	4Q12	1Q13	2Q13	3Q13	4Q13	1Q14	2Q14	3Q14
Total debt (A)	13,473	13,471	13,747	13,623	13,678	13,860	13,692	13,673
Less securitization debt (B)	973	952	927	910	883	861	832	814
Total debt, excluding securitization debt (C)	12,500	12,519	12,820	12,713	12,795	12,999	12,860	12,859
As-reported consolidated net income, rolling 12 months	868	1,182	980	881	731	970	996	968
Add back: interest expense, rolling 12 months	569	580	590	593	604	612	618	623
Add back: income tax expense, rolling 12 months	31	148	343	135	226	326	382	519
Add back: depreciation and amortization, rolling 12 months	1,145	1,165	1,188	1,231	1,261	1,289	1,323	1,330
Add back: regulatory charges (credits), rolling 12 months	175	180	46	36	46	44	26	16
Subtract: securitization proceeds, rolling 12 months	132	133	129	127	127	132	133	132
Subtract: interest and investment income, rolling 12 months	128	125	136	135	199	196	180	206
Subtract: AFUDC - equity funds, rolling 12 months	93	81	69	68	66	68	67	66
Add back: decommissioning expense, rolling 12 months	185	186	233	237	242	249	257	264
Adjusted EBITDA, rolling 12 months (D)	2,620	3,102	3,046	2,783	2,718	3,094	3,222	3,316
Add back: special item for transmission business spin-merge expenses, rolling 12 months (pre-tax)	39	38	41	41	36	29	16	6
Add back: special item for HCM implementation expenses, rolling 12 months (pre-tax)	0	0	6	18	60	65	66	55
Add back: special item resulting from decision to close VY, rolling 12 months (pre-tax)	356	0	0	292	343	353	364	186
Operational adjusted EBITDA, rolling 12 months (E)	3,015	3,140	3,094	3,134	3,157	3,541	3,668	3,563
Debt to operational adjusted EBITDA, excluding securitization debt (C)/(E)	4.1	4.0	4.1	4.1	4.1	3.7	3.5	3.6

Net cash flow provided by operating activities, rolling 12 months (F)	2,940	2,884	2,868	2,920	3,189	3,412	3,602	3,881
AFUDC borrowed funds used during construction, rolling 12 months (G)	(37)	(33)	(29)	(28)	(26)	(27)	(29)	(31)
Working capital items in net cash flow provided by operating activities, rolling 12 months:
Receivables	(14)	(200)	(180)	(126)	(181)	(102)	(9)	(26)
Fuel inventory	(12)	3	14	14	5	26	31	18
Accounts payable	(7)	98	137	(231)	94	168	(11)	135
Prepaid taxes and taxes accrued	55	109	10	5	(143)	(187)	(124)	(117)
Interest accrued	1	3	5	0	(4)	2	1	18
Other working capital accounts	(152)	(269)	(177)	(102)	(66)	(29)	(48)	11
Securitization regulatory charge	94	95	92	91	93	98	99	99
Total (H)	(35)	(161)	(99)	(349)	(202)	(24)	(61)	138
FFO, rolling 12 months (F)+(G)-(H)	2,938	3,012	2,938	3,241	3,365	3,409	3,634	3,712
Add back: special item for transmission business spin-merge expenses, rolling 12 months (pre-tax)	37	36	37	40	36	31	21	8
Add back: special item for HCM implementation expenses, rolling 12 months (pre-tax)			6	12	24	53	55	52
Add back: special item resulting from decision to close VY, rolling 12 months (pre-tax)				1	4	6	8	8
Operational FFO, rolling 12 months (I)	2,975	3,048	2,981	3,294	3,429	3,499	3,718	3,780
Operational FFO to debt ratio, excluding securitization debt % (I)/(C)	23.8	24.3	23.3	25.9	26.8	26.9	28.9	29.4
Totals may not foot due to rounding.

Appendix D-3: Reconciliation of GAAP to Non-GAAP Financial Measures - EWC Operational Adjusted EBITDA
($ in millions)
	4Q12	1Q13	2Q13	3Q13	4Q13	1Q14	2Q14	3Q14
Net income	59	82	12	(93)	42	242	26	(33)
Add back: interest expense	3	3	4	4	5	5	3	4
Add back: income tax expense	50	57	(15)	(107)	(12)	119	20	2
Add back: depreciation and amortization	47	49	50	55	61	70	71	72
Subtract: interest and investment income	28	28	22	21	66	26	22	29
Add back: decommissioning expense	30	31	30	32	33	34	35	35
Adjusted EBITDA	161	194	59	(130)	63	444	133	51
Add back: special item for HCM implementation expenses (pre-tax)			2	3	19	1	1	1
Add back: special item resulting from the decision to close VY (pre-tax)				292	52	10	11	113
Operational adjusted EBITDA	161	194	61	165	133	455	145	165
Totals may not foot due to rounding.

Entergy Corporation’s common stock is listed on the New York and Chicago exchanges under the symbol “ETR.”

Additional investor information can be accessed online at
www.entergy.com/investor_relations

*********************************************************************************************************************************
In this news release, and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Forward-looking statements involve a number of risks and uncertainties. There are factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including (a) those factors discussed in this news release and in Entergy’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with rate proceedings, formula rate plans and other cost recovery mechanisms; (c) uncertainties associated with efforts to remediate the effects of major storms and recover related restoration costs; (d) nuclear plant relicensing, operating and regulatory risks, including any changes resulting from the nuclear crisis in Japan following its catastrophic earthquake and tsunami; (e) changes in decommissioning trust fund values or earnings or in the timing or cost of decommissioning Vermont Yankee or any of Entergy’s other nuclear plant sites; (f) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; and (g) economic conditions and conditions in commodity and capital markets during the periods covered by the forward-looking statements, in addition to other factors described elsewhere in this release and subsequent securities filings.

VII.	Financial Statements

Entergy Corporation

Consolidating Balance Sheet
September 30, 2014
(Dollars in thousands)
(Unaudited)

	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$88,625	$1,224	$1,061	$90,910
Temporary cash investments	400,742	275,864	300,993	977,599
Total cash and cash equivalents	489,367	277,088	302,054	1,068,509
Notes receivable	—	522,158	(522,158)	—
Accounts receivable:
Customer	639,112	126,194	—	765,306
Allowance for doubtful accounts	(34,687)	—	—	(34,687)
Associated companies	25,188	635	(25,823)	—
Other	206,867	11,734	699	219,300
Accrued unbilled revenues	363,464	—	—	363,464
Total accounts receivable	1,199,944	138,563	(25,124)	1,313,383
Deferred fuel costs	205,553	—	—	205,553
Accumulated deferred income taxes	48,303	3,591	(37,735)	14,159
Fuel inventory - at average cost	168,691	10,404	—	179,095
Materials and supplies - at average cost	611,201	318,733	—	929,934
Deferred nuclear refueling outage costs	111,653	160,457	—	272,110
Prepayments and other	257,332	67,582	(43,118)	281,796
TOTAL	3,092,044	1,498,576	(326,081)	4,264,539

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	1,390,786	39,644	(1,390,674)	39,756
Decommissioning trust funds	2,377,835	2,802,117	—	5,179,952
Non-utility property - at cost (less accumulated depreciation)	187,065	8,060	6,818	201,943
Other	396,995	11,544	—	408,539
TOTAL	4,352,681	2,861,365	(1,383,856)	5,830,190

PROPERTY, PLANT, AND EQUIPMENT

Electric	38,804,989	4,972,793	3,401	43,781,183
Property under capital lease	940,372	—	—	940,372
Natural gas	374,094	—	—	374,094
Construction work in progress	1,446,857	466,660	240	1,913,757
Nuclear fuel	859,745	690,987	—	1,550,732
TOTAL PROPERTY, PLANT AND EQUIPMENT	42,426,057	6,130,440	3,641	48,560,138
Less - accumulated depreciation and amortization	18,822,804	1,447,995	201	20,271,000
PROPERTY, PLANT AND EQUIPMENT - NET	23,603,253	4,682,445	3,440	28,289,138

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Regulatory asset for income taxes - net	838,899	—	—	838,899
Other regulatory assets	3,757,127	—	—	3,757,127
Deferred fuel costs	238,102	—	—	238,102
Goodwill	374,099	3,073	—	377,172
Accumulated deferred income taxes	8,807	34,469	—	43,276
Other	198,412	704,355	439	903,206
TOTAL	5,415,446	741,897	439	6,157,782
		0
TOTAL ASSETS	$36,463,424	$9,784,283	($1,706,058)	$44,541,649

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
September 30, 2014
(Dollars in thousands)
(Unaudited)

	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$545,835	$18,211	$550,000	$1,114,046
Notes payable and commercial paper:
Associated companies	—	41,363	(41,363)	—
Other	115,283	—	776,162	891,445
Account payable:
Associated companies	16,890	9,558	(26,448)	—
Other	789,548	314,053	504	1,104,105
Customer deposits	406,114	—	—	406,114
Taxes accrued	—	—	210,838	210,838
Accumulated deferred income taxes	15,183	17,638	22,305	55,126
Interest accrued	168,285	1,536	7,245	177,066
Deferred fuel costs	88,230	—	—	88,230
Obligations under capital leases	2,460	—	—	2,460
Pension and other postretirement liabilities	43,137	9,360	—	52,497
Other	175,654	173,516	2,470	351,640
TOTAL	2,366,619	585,235	1,501,713	4,453,567

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	7,642,742	1,387,472	32,872	9,063,086
Accumulated deferred investment tax credits	257,036	—	—	257,036
Obligations under capital leases	30,354	—	—	30,354
Other regulatory liabilities	1,337,549	—	—	1,337,549
Decommissioning and retirement cost liabilities	2,385,283	1,886,868	—	4,272,151
Accumulated provisions	400,791	2,701	—	403,492
Pension and other postretirement liabilities	1,472,491	571,682	—	2,044,173
Long-term debt	10,361,119	78,928	1,194,615	11,634,662
Other	800,754	550,913	(759,883)	591,784
TOTAL	24,688,119	4,478,564	467,604	29,634,287

Subsidiaries' preferred stock without sinking fund	186,511	24,249	—	210,760

EQUITY

Common Shareholders' Equity:
Common stock, $.01 par value, authorized 500,000,000 shares;
issued 254,752,788 shares in 2014	2,161,268	201,094	(2,359,814)	2,548
Paid-in capital	2,458,397	1,474,998	1,434,373	5,367,768
Retained earnings	4,702,327	2,925,942	2,571,069	10,199,338
Accumulated other comprehensive income (loss)	(73,817)	94,201	—	20,384
Less - treasury stock, at cost (75,103,116 shares in 2014)	120,000	—	5,321,003	5,441,003
Total common shareholders' equity	9,128,175	4,696,235	(3,675,375)	10,149,035
Subsidiaries' preferred stock without sinking fund	94,000	—	—	94,000
TOTAL	9,222,175	4,696,235	(3,675,375)	10,243,035

TOTAL LIABILITIES AND EQUITY	$36,463,424	$9,784,283	($1,706,058)	$44,541,649

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
December 31, 2013
(Dollars in thousands)
(Unaudited)

	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$119,781	$9,192	$1,006	$129,979
Temporary cash investments	431,436	167,266	10,445	609,147
Total cash and cash equivalents	551,217	176,458	11,451	739,126
Notes receivable	—	530,389	(530,389)	—
Accounts receivable:
Customer	509,176	161,465	—	670,641
Allowance for doubtful accounts	(34,311)	—	—	(34,311)
Associated companies	47,887	2,776	(50,663)	—
Other	184,640	10,353	35	195,028
Accrued unbilled revenues	340,828	—	—	340,828
Total accounts receivable	1,048,220	174,594	(50,628)	1,172,186
Deferred fuel costs	116,379	—	—	116,379
Accumulated deferred income taxes	195,030	13,915	(33,872)	175,073
Fuel inventory - at average cost	198,604	10,354	—	208,958
Materials and supplies - at average cost	603,557	311,449	—	915,006
Deferred nuclear refueling outage costs	78,633	113,841	—	192,474
Prepayments and other	362,832	180,477	(132,820)	410,489
TOTAL	3,154,472	1,511,477	(736,258)	3,929,691

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	1,097,270	40,238	(1,097,158)	40,350
Decommissioning trust funds	2,235,826	2,667,318	—	4,903,144
Non-utility property - at cost (less accumulated depreciation)	182,465	8,189	8,721	199,375
Other	150,015	60,601	—	210,616
TOTAL	3,665,576	2,776,346	(1,088,437)	5,353,485

PROPERTY, PLANT, AND EQUIPMENT

Electric	38,043,514	4,888,807	3,391	42,935,712
Property under capital lease	941,299	—	—	941,299
Natural gas	366,365	—	—	366,365
Construction work in progress	1,217,138	297,451	268	1,514,857
Nuclear fuel	854,617	712,287	—	1,566,904
TOTAL PROPERTY, PLANT AND EQUIPMENT	41,422,933	5,898,545	3,659	47,325,137
Less - accumulated depreciation and amortization	18,199,512	1,243,791	190	19,443,493
PROPERTY, PLANT AND EQUIPMENT - NET	23,223,421	4,654,754	3,469	27,881,644

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Regulatory asset for income taxes - net	849,718	—	—	849,718
Other regulatory assets	3,893,363	—	—	3,893,363
Deferred fuel costs	172,202	—	—	172,202
Goodwill	374,099	3,073	—	377,172
Accumulated deferred income taxes	9,117	52,894	—	62,011
Other	197,617	698,161	(8,618)	887,160
TOTAL	5,496,116	754,128	(8,618)	6,241,626

TOTAL ASSETS	$35,539,585	$9,696,705	($1,829,844)	$43,406,446

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
December 31, 2013
(Dollars in thousands)
(Unaudited)

	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$438,884	$18,211	$—	$457,095
Notes payable and commercial paper:
Associated companies	—	103,739	(103,739)	—
Other	2,940	—	1,043,947	1,046,887
Account payable:
Associated companies	15,836	28,216	(44,052)	—
Other	916,616	256,018	679	1,173,313
Customer deposits	370,997	—	—	370,997
Taxes accrued	—	—	191,093	191,093
Accumulated deferred income taxes	97,463	(3)	(69,153)	28,307
Interest accrued	156,968	194	23,835	180,997
Deferred fuel costs	57,631	—	—	57,631
Obligations under capital leases	2,323	—	—	2,323
Pension and other postretirement liabilities	58,720	8,699	—	67,419
Other	202,465	282,045	—	484,510
TOTAL	2,320,843	697,119	1,042,610	4,060,572

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	7,340,267	1,266,913	117,455	8,724,635
Accumulated deferred investment tax credits	263,765	—	—	263,765
Obligations under capital leases	32,218	—	—	32,218
Other regulatory liabilities	1,295,955	—	—	1,295,955
Decommissioning and retirement cost liabilities	2,235,194	1,698,222	—	3,933,416
Accumulated provisions	110,899	3,191	1,049	115,139
Pension and other postretirement liabilities	1,708,639	612,065	—	2,320,704
Long-term debt	10,307,888	76,800	1,754,461	12,139,149
Other	741,376	593,325	(751,034)	583,667
TOTAL	24,036,201	4,250,516	1,121,931	29,408,648

Subsidiaries' preferred stock without sinking fund	186,511	24,249	—	210,760

EQUITY

Common Shareholders' Equity:
Common stock, $.01 par value, authorized 500,000,000 shares;
issued 254,752,788 shares in 2013	2,161,268	201,094	(2,359,814)	2,548
Paid-in capital	2,417,670	1,627,856	1,322,605	5,368,131
Retained earnings	4,518,741	2,849,546	2,456,766	9,825,053
Accumulated other comprehensive income (loss)	(75,649)	46,325	—	(29,324)
Less - treasury stock, at cost (76,381,936 shares in 2013)	120,000	—	5,413,942	5,533,942
Total common shareholders' equity	8,902,030	4,724,821	(3,994,385)	9,632,466
Subsidiaries' preferred stock without sinking fund	94,000	—	—	94,000
TOTAL	8,996,030	4,724,821	(3,994,385)	9,726,466

TOTAL LIABILITIES AND EQUITY	$35,539,585	$9,696,705	($1,829,844)	$43,406,446

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
September 30, 2014 vs December 31, 2013
(Dollars in thousands)
(Unaudited)

	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	($31,156)	($7,968)	$55	($39,069)
Temporary cash investments	(30,694)	108,598	290,548	368,452
Total cash and cash equivalents	(61,850)	100,630	290,603	329,383
Notes receivable	—	(8,231)	8,231	—
Accounts receivable:
Customer	129,936	(35,271)	—	94,665
Allowance for doubtful accounts	(376)	—	—	(376)
Associated companies	(22,699)	(2,141)	24,840	—
Other	22,227	1,381	664	24,272
Accrued unbilled revenues	22,636	—	—	22,636
Total accounts receivable	151,724	(36,031)	25,504	141,197
Deferred fuel costs	89,174	—	—	89,174
Accumulated deferred income taxes	(146,727)	(10,324)	(3,863)	(160,914)
Fuel inventory - at average cost	(29,913)	50	—	(29,863)
Materials and supplies - at average cost	7,644	7,284	—	14,928
Deferred nuclear refueling outage costs	33,020	46,616	—	79,636
Prepayments and other	(105,500)	(112,895)	89,702	(128,693)
TOTAL	(62,428)	(12,901)	410,177	334,848

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	293,516	(594)	(293,516)	(594)
Decommissioning trust funds	142,009	134,799	—	276,808
Non-utility property - at cost (less accumulated depreciation)	4,600	(129)	(1,903)	2,568
Other	246,980	(49,057)	—	197,923
TOTAL	687,105	85,019	(295,419)	476,705

PROPERTY, PLANT, AND EQUIPMENT

Electric	761,475	83,986	10	845,471
Property under capital lease	(927)	—	—	(927)
Natural gas	7,729	—	—	7,729
Construction work in progress	229,719	169,209	(28)	398,900
Nuclear fuel	5,128	(21,300)	—	(16,172)
TOTAL PROPERTY, PLANT AND EQUIPMENT	1,003,124	231,895	(18)	1,235,001
Less - accumulated depreciation and amortization	623,292	204,204	11	827,507
PROPERTY, PLANT AND EQUIPMENT - NET	379,832	27,691	(29)	407,494

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Regulatory asset for income taxes - net	(10,819)	—	—	(10,819)
Other regulatory assets	(136,236)	—	—	(136,236)
Deferred fuel costs	65,900	—	—	65,900
Goodwill	—	—	—	—
Accumulated deferred income taxes	(310)	(18,425)	—	(18,735)
Other	795	6,194	9,057	16,046
TOTAL	(80,670)	(12,231)	9,057	(83,844)

TOTAL ASSETS	$923,839	$87,578	$123,786	$1,135,203

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
September 30, 2014 vs December 31, 2013
(Dollars in thousands)
(Unaudited)

	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$106,951	$—	$550,000	$656,951
Notes payable and commercial paper:
Associated companies	—	(62,376)	62,376	—
Other	112,343	—	(267,785)	(155,442)
Account payable:
Associated companies	1,054	(18,658)	17,604	—
Other	(127,068)	58,035	(175)	(69,208)
Customer deposits	35,117	—	—	35,117
Taxes accrued	—	—	19,745	19,745
Accumulated deferred income taxes	(82,280)	17,641	91,458	26,819
Interest accrued	11,317	1,342	(16,590)	(3,931)
Deferred fuel costs	30,599	—	—	30,599
Obligations under capital leases	137	—	—	137
Pension and other postretirement liabilities	(15,583)	661	—	(14,922)
Other	(26,811)	(108,529)	2,470	(132,870)
TOTAL	45,776	(111,884)	459,103	392,995

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	302,475	120,559	(84,583)	338,451
Accumulated deferred investment tax credits	(6,729)	—	—	(6,729)
Obligations under capital leases	(1,864)	—	—	(1,864)
Other regulatory liabilities	41,594	—	—	41,594
Decommissioning and retirement cost liabilities	150,089	188,646	—	338,735
Accumulated provisions	289,892	(490)	(1,049)	288,353
Pension and other postretirement liabilities	(236,148)	(40,383)	—	(276,531)
Long-term debt	53,231	2,128	(559,846)	(504,487)
Other	59,378	(42,412)	(8,849)	8,117
TOTAL	651,918	228,048	(654,327)	225,639

Subsidiaries' preferred stock without sinking fund	—	—	—	—

EQUITY

Common Shareholders' Equity:
Common stock, $.01 par value, authorized 500,000,000 shares;
issued 254,752,788 shares in 2014 and in 2013	—	—	—	—
Paid-in capital	40,727	(152,858)	111,768	(363)
Retained earnings	183,586	76,396	114,303	374,285
Accumulated other comprehensive income (loss)	1,832	47,876	—	49,708
Less - treasury stock, at cost	—	—	(92,939)	(92,939)
Total common shareholders' equity	226,145	(28,586)	319,010	516,569
Subsidiaries' preferred stock without sinking fund	—	—	—	—
TOTAL	226,145	(28,586)	319,010	516,569

TOTAL LIABILITIES AND EQUITY	$923,839	$87,578	$123,786	$1,135,203

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Three Months Ended September 30, 2014
(Dollars in thousands)
(Unaudited)
	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$2,824,049	$—	$6	$2,824,055
Natural gas	28,039	—	—	28,039
Competitive businesses	—	605,740	276	606,016
Total	2,852,088	605,740	282	3,458,110

OPERATING EXPENSES
Operation and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	761,913	97,022	(34)	858,901
Purchased power	440,791	24,154	161	465,106
Nuclear refueling outage expenses	30,763	40,888	—	71,651
Other operation and maintenance	586,341	254,487	1,111	841,939
Asset write-off, impairments, and related charges	60,857	102,978	—	163,835
Decommissioning	33,130	35,240	—	68,370
Taxes other than income taxes	126,951	32,579	205	159,735
Depreciation and amortization	259,590	71,623	866	332,079
Other regulatory charges (credits) - net	3,635	—	—	3,635
Total	2,303,971	658,971	2,309	2,965,251

OPERATING INCOME	548,117	(53,231)	(2,027)	492,859

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	16,737	—	—	16,737
Interest and investment income	58,536	28,656	(37,645)	49,547
Miscellaneous - net	(3,499)	(2,013)	(1,132)	(6,644)
Total	71,774	26,643	(38,777)	59,640

INTEREST EXPENSE
Interest expense	141,104	3,787	19,591	164,482
Allowance for borrowed funds used during construction	(8,664)	—	—	(8,664)
Total	132,440	3,787	19,591	155,818

INCOME BEFORE INCOME TAXES	487,451	(30,375)	(60,395)	396,681

Income taxes	172,188	2,303	(12,726)	161,765

CONSOLIDATED NET INCOME	315,263	(32,678)	(47,669)	234,916

Preferred dividend requirements of subsidiaries	4,332	547	—	4,879

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$310,931	($33,225)	($47,669)	$230,037

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.73	($0.18)	($0.27)	$1.28
DILUTED	$1.72	($0.18)	($0.27)	$1.27

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				179,610,067
DILUTED				180,527,116

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Three Months Ended September 30, 2013
(Dollars in thousands)
(Unaudited)
	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$2,706,369	$—	($1,569)	$2,704,800
Natural gas	26,113	—	—	26,113
Competitive businesses	—	623,321	(2,275)	621,046
Total	2,732,482	623,321	(3,844)	3,351,959

OPERATING EXPENSES
Operation and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	712,929	105,753	(428)	818,254
Purchased power	378,042	23,098	(8,595)	392,545
Nuclear refueling outage expenses	31,557	33,201	—	64,758
Other operation and maintenance	569,829	264,138	5,381	839,348
Asset write-off, impairments, and related charges	—	291,505	—	291,505
Decommissioning	29,426	31,422	—	60,848
Taxes other than income taxes	122,862	33,626	462	156,950
Depreciation and amortization	269,006	55,125	1,018	325,149
Other regulatory charges (credits) - net	13,708	—	—	13,708
Total	2,127,359	837,868	(2,162)	2,963,065

OPERATING INCOME	605,123	(214,547)	(1,682)	388,894

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	17,676	—	—	17,676
Interest and investment income	33,821	20,946	(31,337)	23,430
Miscellaneous - net	(5,873)	(2,296)	(2,045)	(10,214)
Total	45,624	18,650	(33,382)	30,892

INTEREST EXPENSE
Interest expense	134,081	4,268	19,155	157,504
Allowance for borrowed funds used during construction	(6,453)	—	—	(6,453)
Total	127,628	4,268	19,155	151,051

INCOME BEFORE INCOME TAXES	523,119	(200,165)	(54,219)	268,735

Income taxes	170,816	(107,337)	(38,926)	24,553

CONSOLIDATED NET INCOME	352,303	(92,828)	(15,293)	244,182

Preferred dividend requirements of subsidiaries	4,332	—	—	4,332

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$347,971	($92,828)	($15,293)	$239,850

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.95	($0.52)	($0.08)	$1.35
DILUTED	$1.95	($0.52)	($0.09)	$1.34

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				178,283,721
DILUTED				178,652,210

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Three Months Ended September 30, 2014 vs. 2013
(Dollars in thousands)
(Unaudited)
	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$117,680	$—	$1,575	$119,255
Natural gas	1,926	—	—	1,926
Competitive businesses	—	(17,581)	2,551	(15,030)
Total	119,606	(17,581)	4,126	106,151

OPERATING EXPENSES
Operation and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	48,984	(8,731)	394	40,647
Purchased power	62,749	1,056	8,756	72,561
Nuclear refueling outage expenses	(794)	7,687	—	6,893
Other operation and maintenance	16,512	(9,651)	(4,270)	2,591
Asset write-off, impairments, and related charges	60,857	(188,527)	—	(127,670)
Decommissioning	3,704	3,818	—	7,522
Taxes other than income taxes	4,089	(1,047)	(257)	2,785
Depreciation and amortization	(9,416)	16,498	(152)	6,930
Other regulatory charges (credits )- net	(10,073)	—	—	(10,073)
Total	176,612	(178,897)	4,471	2,186

OPERATING INCOME	(57,006)	161,316	(345)	103,965

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	(939)	—	—	(939)
Interest and investment income	24,715	7,710	(6,308)	26,117
Miscellaneous - net	2,374	283	913	3,570
Total	26,150	7,993	(5,395)	28,748

INTEREST EXPENSE
Interest expense	7,023	(481)	436	6,978
Allowance for borrowed funds used during construction	(2,211)	—	—	(2,211)
Total	4,812	(481)	436	4,767

INCOME BEFORE INCOME TAXES	(35,668)	169,790	(6,176)	127,946

Income taxes	1,372	109,640	26,200	137,212

CONSOLIDATED NET INCOME	(37,040)	60,150	(32,376)	(9,266)

Preferred dividend requirements of subsidiaries	—	547	—	547

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	($37,040)	$59,603	($32,376)	($9,813)

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	($0.22)	$0.34	($0.19)	($0.07)
DILUTED	($0.23)	$0.34	($0.18)	($0.07)

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Nine Months Ended September 30, 2014
(Dollars in thousands)
(Unaudited)
	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$7,424,460	$—	($100)	$7,424,360
Natural gas	141,727	—	—	141,727
Competitive businesses	—	2,095,752	1,764	2,097,516
Total	7,566,187	2,095,752	1,664	9,663,603

OPERATING EXPENSES
Operation and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,684,109	322,840	(138)	2,006,811
Purchased power	1,488,388	69,227	16	1,557,631
Nuclear refueling outage expenses	87,878	109,814	—	197,692
Other operation and maintenance	1,640,000	746,585	6,005	2,392,590
Asset write-off, impairments, and related charges	60,857	106,915	—	167,772
Decommissioning	97,474	103,944	—	201,418
Taxes other than income taxes	367,269	98,655	1,015	466,939
Depreciation and amortization	776,893	212,705	2,946	992,544
Other regulatory charges (credits) - net	(7,010)	—	—	(7,010)
Total	6,195,858	1,770,685	9,844	7,976,387

OPERATING INCOME	1,370,329	325,067	(8,180)	1,687,216

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	46,654	—	—	46,654
Interest and investment income	132,874	76,736	(100,570)	109,040
Miscellaneous - net	(12,829)	(12,677)	(7,519)	(33,026)
Total	166,699	64,059	(108,089)	122,668

INTEREST EXPENSE
Interest expense	418,254	12,094	61,011	491,359
Allowance for borrowed funds used during construction	(24,199)	—	—	(24,199)
Total	394,055	12,094	61,011	467,160

INCOME BEFORE INCOME TAXES	1,142,973	377,032	(177,280)	1,342,724

Income taxes	410,135	140,777	(43,438)	507,474

CONSOLIDATED NET INCOME	732,838	236,255	(133,842)	835,250

Preferred dividend requirements of subsidiaries	13,016	1,641	—	14,656

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$719,822	$234,614	($133,842)	$820,594

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$4.02	$1.31	($0.75)	$4.58
DILUTED	$4.00	$1.30	($0.74)	$4.56

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				179,256,975
DILUTED				179,867,018

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Nine Months Ended September 30, 2013
(Dollars in thousands)
(Unaudited)
	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$6,834,943	$—	($3,653)	$6,831,290
Natural gas	113,315	—	—	113,315
Competitive businesses	—	1,770,577	(16,141)	1,754,436
Total	6,948,258	1,770,577	(19,794)	8,699,041

OPERATING EXPENSES
Operation and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,509,264	310,561	(1,631)	1,818,194
Purchased power	1,194,182	89,818	(32,582)	1,251,418
Nuclear refueling outage expenses	91,367	100,573	—	191,940
Other operation and maintenance	1,676,655	747,598	13,548	2,437,801
Asset write-off, impairments, and related charges	—	291,505	—	291,505
Decommissioning	86,926	92,416	—	179,342
Taxes other than income taxes	355,162	96,714	1,058	452,934
Depreciation and amortization	765,727	154,672	3,142	923,541
Other regulatory charges (credits) - net	22,914	—	—	22,914
Total	5,702,197	1,883,857	(16,465)	7,569,589

OPERATING INCOME	1,246,061	(113,280)	(3,329)	1,129,452

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	46,675	—	—	46,675
Interest and investment income	124,622	71,554	(93,899)	102,277
Miscellaneous - net	(18,685)	(11,187)	(7,120)	(36,992)
Total	152,612	60,367	(101,019)	111,960

INTEREST EXPENSE
Interest expense	395,594	11,237	59,591	466,422
Allowance for borrowed funds used during construction	(18,432)	—	—	(18,432)
Total	377,162	11,237	59,591	447,990

INCOME BEFORE INCOME TAXES	1,021,511	(64,150)	(163,939)	793,422

Income taxes	340,817	(64,968)	(61,647)	214,202

CONSOLIDATED NET INCOME	680,694	818	(102,292)	579,220

Preferred dividend requirements of subsidiaries	12,997	—	1,250	14,247

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$667,697	$818	($103,542)	$564,973

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$3.75	$—	($0.58)	$3.17
DILUTED	$3.74	$—	($0.58)	$3.16

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				178,170,339
DILUTED				178,520,063

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Nine Months Ended September 30, 2014 vs. 2013
(Dollars in thousands)
(Unaudited)
	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$589,517	$—	$3,553	$593,070
Natural gas	28,412	—	—	28,412
Competitive businesses	—	325,175	17,905	343,080
Total	617,929	325,175	21,458	964,562

OPERATING EXPENSES
Operation and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	174,845	12,279	1,493	188,617
Purchased power	294,206	(20,591)	32,598	306,213
Nuclear refueling outage expenses	(3,489)	9,241	—	5,752
Other operation and maintenance	(36,655)	(1,013)	(7,543)	(45,211)
Asset write-off, impairments, and related charges	60,857	(184,590)	—	(123,733)
Decommissioning	10,548	11,528	—	22,076
Taxes other than income taxes	12,107	1,941	(43)	14,005
Depreciation and amortization	11,166	58,033	(196)	69,003
Other regulatory charges (credits )- net	(29,924)	—	—	(29,924)
Total	493,661	(113,172)	26,309	406,798

OPERATING INCOME	124,268	438,347	(4,851)	557,764

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	(21)	—	—	(21)
Interest and investment income	8,252	5,182	(6,671)	6,763
Miscellaneous - net	5,856	(1,490)	(399)	3,966
Total	14,087	3,692	(7,070)	10,708

INTEREST EXPENSE
Interest expense	22,660	857	1,420	24,937
Allowance for borrowed funds used during construction	(5,767)	—	—	(5,767)
Total	16,893	857	1,420	19,170

INCOME BEFORE INCOME TAXES	121,462	441,182	(13,341)	549,302

Income taxes	69,318	205,745	18,209	293,272

CONSOLIDATED NET INCOME	52,144	235,437	(31,550)	256,030

Preferred dividend requirements of subsidiaries	19	1,641	(1,250)	409

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$52,125	$233,796	($30,300)	$255,621

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$0.27	$1.31	($0.17)	$1.41
DILUTED	$0.26	$1.30	($0.16)	$1.40

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Twelve Months Ended September 30, 2014
(Dollars in thousands)
(Unaudited)
	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$9,536,951	$—	($1,520)	$9,535,431
Natural gas	182,766	—	—	182,766
Competitive businesses	—	2,637,933	(621)	2,637,312
Total	9,719,717	2,637,933	(2,141)	12,355,509

OPERATING EXPENSES
Operation and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,211,594	423,513	(672)	2,634,435
Purchased power	1,789,849	78,869	(8,173)	1,860,545
Nuclear refueling outage expenses	121,472	141,081	—	262,553
Other operation and maintenance	2,227,211	1,047,807	12,407	3,287,425
Asset write-off, impairments, and related charges	70,268	144,746	2,790	217,804
Decommissioning	127,359	136,822	—	264,181
Taxes other than income taxes	482,077	130,960	1,318	614,355
Depreciation and amortization	1,052,198	273,904	3,946	1,330,048
Other regulatory charges (credits) - net	15,673	—	—	15,673
Total	8,097,701	2,377,702	11,616	10,487,019

Gain on sale of business	—	43,569	—	43,569

OPERATING INCOME	1,622,016	303,800	(13,757)	1,912,059

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	66,031	—	—	66,031
Interest and investment income	194,976	142,909	(131,822)	206,063
Miscellaneous - net	(23,363)	(22,841)	(8,887)	(55,091)
Total	237,644	120,068	(140,709)	217,003

INTEREST EXPENSE
Interest expense	557,333	17,181	79,959	654,473
Allowance for borrowed funds used during construction	(31,267)	—	—	(31,267)
Total	526,066	17,181	79,959	623,206

INCOME BEFORE INCOME TAXES	1,333,594	406,687	(234,425)	1,505,856

Income taxes	435,235	128,274	(44,255)	519,254

CONSOLIDATED NET INCOME	898,359	278,413	(190,170)	986,602

Preferred dividend requirements of subsidiaries	17,348	1,732	—	19,080

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$881,011	$276,681	($190,170)	$967,522

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$4.92	$1.54	($1.06)	$5.40
DILUTED	$4.91	$1.54	($1.06)	$5.39

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				179,023,926
DILUTED				179,615,339

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Twelve Months Ended September 30, 2013
(Dollars in thousands)
(Unaudited)
	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$8,666,541	$—	($4,354)	$8,662,187
Natural gas	150,707	—	—	150,707
Competitive businesses	—	2,342,112	(19,707)	2,322,406
Total	8,817,248	2,342,112	(24,061)	11,135,300

OPERATING EXPENSES
Operation and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,880,836	403,742	(1,813)	2,282,765
Purchased power	1,475,609	105,167	(40,375)	1,540,401
Nuclear refueling outage expenses	120,691	132,561	—	253,252
Other operation and maintenance	2,225,169	979,490	18,776	3,223,436
Asset write-off, impairments, and related charges	—	291,505	—	291,505
Decommissioning	115,015	122,447	—	237,461
Taxes other than income taxes	453,668	130,842	1,393	585,903
Depreciation and amortization	1,025,166	201,990	4,258	1,231,413
Other regulatory charges (credits) - net	35,509	—	—	35,509
Total	7,331,663	2,367,744	(17,761)	9,681,645

Gain on sale of business	—	—	—	—

OPERATING INCOME	1,485,585	(25,632)	(6,300)	1,453,655

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	68,449	—	—	68,449
Interest and investment income	161,851	99,138	(125,702)	135,286
Miscellaneous - net	(25,305)	(14,697)	(8,411)	(48,414)
Total	204,995	84,441	(134,113)	155,321

INTEREST EXPENSE
Interest expense	526,431	14,211	80,215	620,857
Allowance for borrowed funds used during construction	(27,867)	—	—	(27,867)
Total	498,564	14,211	80,215	592,990

INCOME BEFORE INCOME TAXES	1,192,016	44,598	(220,628)	1,015,986

Income taxes	227,244	(15,067)	(77,261)	134,916

CONSOLIDATED NET INCOME	964,772	59,665	(143,367)	881,070

Preferred dividend requirements of subsidiaries	17,329	—	2,500	19,829

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$947,443	$59,665	($145,867)	$861,241

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$5.32	$0.34	($0.82)	$4.84
DILUTED	$5.31	$0.34	($0.82)	$4.83

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				178,062,568
DILUTED				178,469,482

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Twelve Months Ended September 30, 2014 vs. 2013
(Dollars in thousands)
(Unaudited)
	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$870,410	$—	$2,834	$873,244
Natural gas	32,059	—	—	32,059
Competitive businesses	—	295,821	19,086	314,906
Total	902,469	295,821	21,920	1,220,209

OPERATING EXPENSES
Operation and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	330,758	19,771	1,141	351,670
Purchased power	314,240	(26,298)	32,202	320,144
Nuclear refueling outage expenses	781	8,520	—	9,301
Other operation and maintenance	2,042	68,317	(6,369)	63,989
Asset write-off, impairments, and related charges	70,268	(146,759)	2,790	(73,701)
Decommissioning	12,344	14,375	—	26,720
Taxes other than income taxes	28,409	118	(75)	28,452
Depreciation and amortization	27,032	71,914	(312)	98,635
Other regulatory charges (credits )- net	(19,836)	—	—	(19,836)
Total	766,038	9,958	29,377	805,374

Gain on sale of business	—	43,569	—	43,569

OPERATING INCOME	136,431	329,432	(7,457)	458,404

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	(2,418)	—	—	(2,418)
Interest and investment income	33,125	43,771	(6,120)	70,777
Miscellaneous - net	1,942	(8,144)	(476)	(6,677)
Total	32,649	35,627	(6,596)	61,682

INTEREST EXPENSE
Interest expense	30,902	2,970	(256)	33,616
Allowance for borrowed funds used during construction	(3,400)	—	—	(3,400)
Total	27,502	2,970	(256)	30,216

INCOME BEFORE INCOME TAXES	141,578	362,089	(13,797)	489,870

Income taxes	207,991	143,341	33,006	384,338

CONSOLIDATED NET INCOME	(66,413)	218,748	(46,803)	105,532

Preferred dividend requirements of subsidiaries	19	1,732	(2,500)	(749)

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	($66,432)	$217,016	($44,303)	$106,281

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	($0.40)	$1.20	($0.24)	$0.56
DILUTED	($0.40)	$1.20	($0.24)	$0.56

*Totals may not foot due to rounding.

Entergy Corporation

Consolidated Cash Flow Statement
Three Months Ended September 30, 2014 vs. 2013
(Dollars in thousands)
(Unaudited)

	2014	2013	Variance

OPERATING ACTIVITIES
Consolidated net income	$234,916	$244,182	($9,266)
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	543,577	524,035	19,542
Deferred income taxes, investment tax credits, and non-current taxes accrued	122,811	11,863	110,948
Asset impairments and related charges	102,978	291,505	(188,527)
Changes in working capital:
Receivables	(71,988)	(55,597)	(16,391)
Fuel inventory	(2,262)	10,231	(12,493)
Accounts payable	(86,864)	(232,619)	145,755
Prepaid taxes and taxes accrued	59,062	52,026	7,036
Interest accrued	(5,439)	(22,414)	16,975
Deferred fuel costs	113,251	58,002	55,249
Other working capital accounts	111,510	52,260	59,250
Changes in provisions for estimated losses	283,199	2,783	280,416
Changes in other regulatory assets	120,985	(43,495)	164,480
Changes in other regulatory liabilities	(48,266)	192,158	(240,424)
Changes in pensions and other postretirement liabilities	(162,532)	(73,769)	(88,763)
Other	47,988	72,403	(24,415)
Net cash flow provided by operating activities	1,362,926	1,083,554	279,372

INVESTING ACTIVITIES
Construction/capital expenditures	(546,993)	(536,349)	(10,644)
Allowance for equity funds used during construction	17,560	18,434	(874)
Nuclear fuel purchases	(117,176)	(188,947)	71,771
Insurance proceeds received for property damages	5,124	—	5,124
Changes in securitization account	(11,895)	(12,820)	925
Payments to storm reserve escrow account	(270,546)	(2,027)	(268,519)
Receipts from storm reserve escrow account	—	49	(49)
Decrease (increase) in other investments	177,862	(14,761)	192,623
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	—	10,271	(10,271)
Proceeds from nuclear decommissioning trust fund sales	465,287	284,005	181,282
Investment in nuclear decommissioning trust funds	(497,004)	(310,457)	(186,547)
Net cash flow used in investing activities	(777,781)	(752,602)	(25,179)

FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	435,455	952,131	(516,676)
Treasury stock	6,710	4,086	2,624
Retirement of long-term debt	(310,962)	(1,096,115)	785,153
Changes in credit borrowings and commercial paper - net	(147,899)	15,919	(163,818)
Other	3,952	—	3,952
Dividends paid:
Common stock	(149,080)	(147,977)	(1,103)
Preferred stock	(4,880)	(4,332)	(548)
Net cash flow provided by (used in) financing activities	(166,704)	(276,288)	109,584

Effect of exchange rates on cash and cash equivalents	—	(704)	704

Net increase (decrease) in cash and cash equivalents	418,441	53,960	364,481

Cash and cash equivalents at beginning of period	650,068	311,372	338,696

Cash and cash equivalents at end of period	$1,068,509	$365,332	$703,177

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$163,353	$173,884	($10,531)
Income taxes	$28,355	$18,895	$9,460

Entergy Corporation

Consolidated Cash Flow Statement
Nine Months Ended September 30, 2014 vs. 2013
(Dollars in thousands)
(Unaudited)

	2014	2013	Variance

OPERATING ACTIVITIES
Consolidated net income	$835,250	$579,220	$256,030
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	1,585,547	1,472,985	112,562
Deferred income taxes, investment tax credits, and non-current taxes accrued	480,382	174,052	306,330
Asset impairments and related charges	106,915	291,505	(184,590)
Changes in working capital:
Receivables	(119,108)	(273,876)	154,768
Fuel inventory	29,863	16,421	13,442
Accounts payable	(40,167)	(80,626)	40,459
Prepaid taxes and taxes accrued	19,745	(6,150)	25,895
Interest accrued	(3,931)	(25,586)	21,655
Deferred fuel costs	(124,475)	(43,419)	(81,056)
Other working capital accounts	(4,095)	(81,315)	77,220
Changes in provisions for estimated losses	287,513	(247,560)	535,073
Changes in other regulatory assets	147,055	173,164	(26,109)
Changes in other regulatory liabilities	41,594	290,965	(249,371)
Changes in pensions and other postretirement liabilities	(291,454)	(48,814)	(242,640)
Other	(59,145)	8,493	(67,638)
Net cash flow provided by operating activities	2,891,489	2,199,459	692,030

INVESTING ACTIVITIES
Construction/capital expenditures	(1,506,611)	(1,781,208)	274,597
Allowance for equity funds used during construction	49,137	49,411	(274)
Nuclear fuel purchases	(353,472)	(398,456)	44,984
Proceeds from sale of assets	10,100	—	10,100
Insurance proceeds received for property damages	33,350	—	33,350
Changes in securitization account	(4,908)	(3,702)	(1,206)
NYPA value sharing payment	(72,000)	(71,736)	(264)
Payments to storm reserve escrow account	(274,170)	(5,882)	(268,288)
Receipts from storm reserve escrow account	—	260,279	(260,279)
Decrease (increase) in other investments	37,090	(43,656)	80,746
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	—	21,034	(21,034)
Proceeds from nuclear decommissioning trust fund sales	1,446,817	1,063,711	383,106
Investment in nuclear decommissioning trust funds	(1,533,774)	(1,147,571)	(386,203)
Net cash flow used in investing activities	(2,168,441)	(2,057,776)	(110,665)

FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	1,667,616	2,925,997	(1,258,381)
Treasury stock	88,068	20,720	67,348
Retirement of long-term debt	(1,535,695)	(3,106,226)	1,570,531
Repurchase of common stock	(18,259)	—	(18,259)
Changes in credit borrowings and commercial paper - net	(155,437)	310,042	(465,479)
Other	20,982	—	20,982
Dividends paid:
Common stock	(446,308)	(445,031)	(1,277)
Preferred stock	(14,632)	(14,469)	(163)
Net cash flow used in financing activities	(393,665)	(308,967)	(84,698)

Effect of exchange rates on cash and cash equivalents	—	47	(47)

Net increase (decrease) in cash and cash equivalents	329,383	(167,237)	496,620

Cash and cash equivalents at beginning of period	739,126	532,569	206,557

Cash and cash equivalents at end of period	$1,068,509	$365,332	$703,177

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$476,100	$476,063	$37
Income taxes	$47,860	$107,560	($59,700)

Entergy Corporation

Consolidated Cash Flow Statement
Twelve Months Ended September 30, 2014 vs. 2013
(Dollars in thousands)
(Unaudited)

	2014	2013	Variance

OPERATING ACTIVITIES
Consolidated net income	$986,602	$881,070	$105,532
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	2,124,638	1,950,967	173,671
Deferred income taxes, investment tax credits, and non-current taxes accrued	618,119	36,345	581,774
Asset impairments and related charges	156,947	291,505	(134,558)
Gain on sale of business	(43,569)	—	(43,569)
Changes in working capital:
Receivables	(25,880)	(126,063)	100,183
Fuel inventory	18,315	13,880	4,435
Accounts payable	134,895	(231,001)	365,896
Prepaid taxes and taxes accrued	(116,731)	4,709	(121,440)
Interest accrued	17,988	318	17,670
Deferred fuel costs	(85,880)	(103,214)	17,334
Other working capital accounts	10,890	(101,930)	112,820
Changes in provisions for estimated losses	286,868	(254,889)	541,757
Changes in other regulatory assets	1,079,513	(274,514)	1,354,027
Changes in other regulatory liabilities	147,970	223,759	(75,789)
Changes in pensions and other postretirement liabilities	(1,676,303)	670,389	(2,346,692)
Other	246,867	(61,375)	308,242
Net cash flow provided by operating activities	3,881,249	2,919,956	961,293

INVESTING ACTIVITIES
Construction/capital expenditures	(2,012,996)	(2,587,168)	574,172
Allowance for equity funds used during construction	69,415	72,045	(2,630)
Nuclear fuel purchases	(472,841)	(543,504)	70,663
Payment for purchase of plant	(17,300)	(455,711)	438,411
Proceeds from sale of assets and businesses	158,022	—	158,022
Insurance proceeds received for property damages	33,350	—	33,350
Changes in securitization account	(1,051)	2,599	(3,650)
NYPA value sharing payment	(72,000)	(71,736)	(264)
Payments to storm reserve escrow account	(276,004)	(7,830)	(268,174)
Receipts from storm reserve escrow account	—	270,279	(270,279)
Decrease (increase) in other investments	(2,209)	41,514	(43,723)
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	—	21,034	(21,034)
Proceeds from nuclear decommissioning trust fund sales	2,414,658	1,721,069	693,589
Investment in nuclear decommissioning trust funds	(2,533,302)	(1,836,937)	(696,365)
Net cash flow used in investing activities	(2,712,258)	(3,374,346)	662,088

FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	2,487,635	4,114,864	(1,627,229)
Preferred stock of subsidiary	24,249	—	24,249
Treasury stock	91,875	27,004	64,871
Retirement of long-term debt	(2,244,135)	(4,207,443)	1,963,308
Repurchase of common stock	(18,259)	—	(18,259)
Changes in credit borrowings and commercial paper - net	(214,590)	749,872	(964,462)
Other	20,982	—	20,982
Dividends paid:
Common stock	(594,314)	(592,948)	(1,366)
Preferred stock	(18,965)	(21,301)	2,336
Net cash flow provided by (used in) financing activities	(465,522)	70,048	(535,570)

Effect of exchange rates on cash and cash equivalents	(292)	(45)	(247)

Net increase (decrease) in cash and cash equivalents	703,177	(384,387)	1,087,564

Cash and cash equivalents at beginning of period	365,332	749,719	(384,387)

Cash and cash equivalents at end of period	$1,068,509	$365,332	$703,177

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$611,151	$600,126	$11,025
Income taxes	$68,035	$114,302	($46,267)